UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2023, Femasys Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) senior unsecured convertible notes (the “Notes”) in an aggregate principal amount of $6,850,000, convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.18 per share, (ii) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 5,805,083 shares of Common Stock at an exercise price of $1.18 per share, and (iii) Series B Warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants,” and, together with the Notes, the “Securities”) to purchase up to an aggregate of 5,805,083 shares of Common Stock at an exercise price of $1.475 per share (collectively, the “Private Placement”).

The closing of the Private Placement is expected to occur on November 17, 2023 (the “Closing”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Private Placement are expected to be $6.85 million. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the Purchase Agreement, the Company has agreed to set the size of its Board of Directors (the “Board”) to five directors as of Closing, and PharmaCyte has the right to nominate one individual to serve on the Board of Directors until the earlier of (a) when PharmaCyte beneficially owns less than 4.99% of the number of shares of Common Stock outstanding of the Company and (b) the repayment of the Notes in full such time, (the “Investor Board Seat Fall-Away”).  In addition, PharmaCyte has agreed to a standstill until the later of (a) its nominee remaining on the Board of Directors and (b) 12 months after the Investor Board Seat Fall-Away, during which period PharmaCyte has agreed not to, among other things, acquire additional securities of the Company other than pursuant to the Notes or Warrants.  In addition, the Company has agreed to cooperate with PharmaCyte to establish a 10b5-1 sales program after Closing for PharmaCyte’s shares of Common Stock.

The Notes

The Notes are senior unsecured obligations of the Company and accrue interest at a rate of 6.00% per annum, payable annually, in cash or shares of Common Stock at the Company’s option, and mature two years after the date of issuance. The Notes are convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.18 (the “Conversion Price”).  The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events. The Company has agreed in the Purchase Agreement and the Notes not to issue or sell any equity securities of the Company at a price below the then-current Conversion Price for a period of 18 months after Closing, subject to certain exceptions.

Beginning six months after issuance, the Company may require holders to convert their Notes into Conversion Shares if the closing price of the Common Stock exceeds $2.36 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 10 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions described in the Notes are satisfied.

The Notes provide for certain Events of Default (as defined in the Notes), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the securities registrable pursuant to the Registration Rights Agreement (as defined below) and the Company’s failure to pay any amounts due to the holders of the Notes when due. In connection with an Event of Default, each holder of Notes will be able to require the Company to redeem in cash any or all of the holder’s Notes at a premium of 115%.

Under the terms of the Notes, the Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

The Warrants

The Series A Warrants are exercisable for shares of Common Stock (the “Series A Warrant Shares”) immediately, at an exercise price of $1.18 per share (“Series A Exercise Price”) and expire five years from the date of issuance. The Company has the right to call the exercise of the Series A Warrants if the closing price of the Common Stock exceeds 200% of the Series A Exercise Price for 10 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions are satisfied. The Series B Warrants are exercisable for shares of Common Stock (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”) immediately, at an exercise price of $1.475 per share (“Series B Exercise Price”) and expire one year from the date of issuance. The Company has the right to call the exercise of the Series B Warrants if the closing price of the Common Stock exceeds 200% of the Series B Exercise Price for 10 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds one million dollars ($1,000,000) per day during the same period and certain equity conditions are satisfied. There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights

The Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act. The Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 100% of the Conversion Shares and the Warrant Shares promptly following Closing, but in no event later than 30 calendar days after Closing, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement).

Collaboration Agreement

In connection with the Private Placement, the Company and PharmaCyte entered into a Collaboration Agreement, dated November 14, 2023, whereby, if the parties agree to conduct research activities or enter into a research plan in connection with discussing, evaluating and seeking technology that may be available to in-license or acquire with a view to enhancing the existing products of Femasys or adding new complementary products, they will establish a joint research committee with two representatives of Femasys and one representative of PharmaCyte to oversee the execution of the research plan and coordinate research activities.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Series A Warrant, the Series B Warrant, the Registration Rights Agreement and the Collaboration Agreement, forms of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information regarding Keith Kendall’s resignation contained in Item 5.02 is incorporated herein by reference.

After giving effect to Mr. Kendall’s resignation, the audit committee of the Board no longer had three members as required by NASDAQ Marketplace Rule 5605(c)(2)(A). The Company informed NASDAQ of the foregoing on November 9, 2023.

On November 9, 2023, Edward Uzialko, a current member of the Board, was appointed to the audit committee and the Company regained compliance with NASDAQ Marketplace Rule 5605(c)(2)(A). Charles Larsen, a current member of the audit committee, was designated the audit committee financial expert of the audit committee.

Item 3.02	Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference.  The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Notes and Warrants are being offered without any general solicitation by the Company or its representatives.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2023, Keith Kendall, Anne Morrissey and Wendy Perrow informed the Board of their respective resignations as a director of the Company, effective as of that date.   The Company provided a copy of the proposed 8-K disclosure stating that their respective decisions to resign were not due to any dispute or disagreement with the Company, or on any matter relating to the Company’s operations, policies or practices. Mr. Kendall and Ms. Perrow had no objections to this statement.  Ms. Morrissey has indicated that she disagrees with the foregoing statement.

Item 8.01	Other Events.

On November 15, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Effective as of the Closing, the Company expects to appoint Joshua Silverman, PharmaCyte’s interim CEO, as a member of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Purchase Agreement
10.2	Form of Convertible Note
10.3	Form of Registration Rights Agreement
10.4	Form of Collaboration Agreement
99.1	Press Release, dated November 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

By:	/s/ Kathy Lee-Sepsick
Names: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: November 15, 2023